UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Equity Award for Interim Chief Executive Officer

On August 2, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Intel Corporation (“Intel”) approved the grant of a special equity award to Robert (“Bob”) H. Swan, Intel’s interim Chief Executive Officer (“CEO”) and Executive Vice President and Chief Financial Officer, to reflect his role as interim CEO. The award will have a target aggregate value on the grant date of approximately $3,270,000 and will consist of approximately 50% time-based restricted stock units (“RSUs”) and 50% outperformance stock units (“OSUs”) by value. The RSUs will vest quarterly over a 3-year period from the grant date, and the OSUs will vest in February 2021 based on Intel’s performance during the OSUs’ performance period. In the event of Mr. Swan’s involuntary termination without cause or voluntary termination for good reason, the vesting of the RSUs will be eligible for acceleration, and Mr. Swan will be eligible to retain the unvested OSUs. The RSUs and OSUs will be subject to the terms and conditions of Intel’s 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: August 8, 2018	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary